DraftKings Reports Third Quarter Revenue of $790 Million; Raises 2023 Revenue Guidance Midpoint to $3.695 Billion and Improves 2023 Adjusted EBITDA Guidance Midpoint to ($105) Million

Introduces Fiscal Year 2024 Revenue Guidance of $4.5 Billion to $4.8 Billion and Fiscal Year 2024 Adjusted EBITDA Guidance of $350 Million to $450 Million

Boston, MA – November 2, 2023 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its third quarter 2023 financial results. The Company also posted a third quarter 2023 business update and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

Third Quarter 2023 Highlights
For the three months ended September 30, 2023, DraftKings reported revenue of $790 million, an increase of $288 million, or 57%, compared to $502 million during the same period in 2022 driven primarily by continued healthy customer engagement, efficient acquisition of new customers, the expansion of the Company’s Sportsbook product offering into new jurisdictions, product innovation leading to increased parlay mix and thus higher hold percentage, and improved promotional reinvestment for Sportsbook and iGaming.

“Our fantastic third quarter results demonstrate the positive impact of our product and technology investments as well as excellent preparation and execution by our entire organization,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “Our new and differentiated features and functionality have created an exceptional user experience that sustains engagement for our mobile sports betting and iGaming customers. We also delivered another successful online sportsbook launch in Kentucky and look forward to additional launches in Maine and in North Carolina, pending licensure and regulatory approvals. We expect to generate approximately $200 million of positive Adjusted EBITDA in the fourth quarter of 2023 based on the midpoint of our updated fiscal year 2023 guidance and look forward to sharing our multi-year outlook at our Investor Day on November 14th.”

“DraftKings continues to acquire customers in an efficient manner, sustain customer engagement, improve its sportsbook structural hold and promotional reinvestment for Sportsbook and iGaming, and demonstrate fixed cost discipline,” said Jason Park, DraftKings’ Chief Financial Officer. “As a result of our outstanding performance in the third quarter, we are raising the midpoint of our fiscal year 2023 revenue guidance to $3.695 billion from $3.5 billion and improving the midpoint of our fiscal year 2023 Adjusted EBITDA guidance to ($105) million from ($205) million. We are poised for a rapid increase in Adjusted EBITDA as we anticipate strong revenue growth coupled with a scaled fixed cost structure will continue. These trends provide for a long runway of margin improvement. Our fiscal year 2024 guidance at the midpoints of $4.65 billion in revenue and positive $400 million of Adjusted EBITDA implies incremental year-over-year revenue growth of almost $1 billion and an increase in Adjusted EBITDA of more than $500 million.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased to 2.3 million average monthly unique paying customers in the third quarter of 2023, representing an increase of 40% compared to the third quarter of 2022. This increase reflects strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming products as well as the expansion of its Sportsbook product into new jurisdictions.

•Average Revenue per MUP (“ARPMUP”) was $114 in the third quarter of 2023, representing a 14% increase compared to the same period in 2022. This increase was primarily due to an increase in the Company’s structural sportsbook hold rate and improved promotional reinvestment for Sportsbook and iGaming.

•Detailed financial data and other information for the third quarter of 2023 is available in the financial statements set forth below under the caption “Financial Results.”

Raising 2023 Revenue Guidance and Improving 2023 Adjusted EBITDA Guidance; Introducing 2024 Revenue and Adjusted EBITDA Guidance
•DraftKings is raising its fiscal year 2023 revenue guidance to a range of $3.67 billion to $3.72 billion from the range of $3.46 billion to $3.54 billion, which the Company previously announced on August 3, 2023. The Company’s updated 2023 revenue guidance range equates to year-over-year growth of 64% to 66%.

•DraftKings is also improving its fiscal year 2023 Adjusted EBITDA guidance. The Company now expects fiscal year 2023 Adjusted EBITDA of between ($95) million and ($115) million compared to its prior fiscal year 2023 Adjusted EBITDA guidance of between ($190) million and ($220) million, which the Company previously announced on August 3, 2023.

•DraftKings is introducing a fiscal year 2024 revenue guidance range of $4.50 billion to $4.80 billion, which equates to more than 25% year-over-year growth based on the midpoints of the Company’s fiscal year 2023 revenue guidance and the Company’s fiscal year 2024 revenue guidance.

•DraftKings is also introducing fiscal year 2024 Adjusted EBITDA guidance of between $350 million and $450 million.

•The Company’s revenue and Adjusted EBITDA guidance for fiscal years 2023 and 2024 includes all of its existing jurisdictions as well as mobile sports betting in Maine, Puerto Rico, Vermont, and North Carolina. Maine, Puerto Rico and North Carolina are pending launch. Vermont has authorized mobile sports betting and is running an RFP process for which DraftKings has submitted a bid. These states collectively represent approximately 5% of the U.S. population, and all state launches are pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

Mobile Sports Betting and iGaming Footprint
•Following the launch of its Sportsbook product in Kentucky on September 28, 2023, DraftKings is live with mobile sports betting in 22 states that collectively represent approximately 45% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•DraftKings announced it has reached an agreement in principle with the Passamaquoddy Tribe paving the way for the launch of its Sportsbook product in Maine. DraftKings expects to launch its Sportsbook product in Puerto Rico and North Carolina after securing market access. Vermont has authorized mobile sports betting and is in the process of running an RFP process for which DraftKings has submitted a bid. All state launches are pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•In 2023, 12 states that collectively represent approximately 24% of the U.S. population have either introduced legislation to legalize mobile sports betting or introduced bills that may result in sports wagering referendums during an upcoming election. In addition, 5 states that collectively represent approximately 14% of the U.S. population have either introduced legislation to legalize iGaming or introduced a bill that may result in an iGaming referendum during an upcoming election.

Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, November 3, 2023, at 8:30 a.m. ET, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, a slide presentation and a third quarter 2023 business update. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on December 31, 2023.

Financial Results
DraftKings’ third quarter 2023 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	September 30, 2023
	(Unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,111,596	$1,309,172
Cash reserved for users	475,984	469,653
Receivables reserved for users	209,485	160,083
Accounts receivable	27,778	51,097
Prepaid expenses and other current assets	143,079	94,836
Total current assets	1,967,922	2,084,841
Property and equipment, net	64,927	60,102
Intangible assets, net	718,958	776,934
Goodwill	886,373	886,373
Operating lease right-of-use assets	77,180	65,957
Equity method investments	9,630	10,080
Deposits and other non-current assets	136,526	155,865
Total assets	$3,861,516	$4,040,152

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$594,067	$517,587
Liabilities to users	856,334	686,173
Operating lease liabilities, current portion	12,132	4,253
Other current liabilities	65,930	38,444
Total current liabilities	1,528,463	1,246,457
Convertible notes, net of issuance costs	1,253,089	1,251,103
Non-current operating lease liabilities	76,926	69,332
Warrant liabilities	53,695	10,680
Long-term income tax liability	68,253	69,858
Other long-term liabilities	79,668	70,029
Total liabilities	$3,060,094	$2,717,459
Commitments and contingent liabilities

Stockholders' equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2023 and December 31, 2022; 477,198 and 459,265 shares issued and 465,906 and 450,575 outstanding as of September 30, 2023 and December 31, 2022, respectively	$46	$45
Class B common stock, $0.0001 par value; 900,000 shares authorized as of September 30, 2023 and December 31, 2022; 393,014 shares issued and outstanding as of September 30, 2023 and December 31, 2022	39	39
Treasury stock, at cost; 11,292 and 8,690 shares as of September 30, 2023 and December 31, 2022, respectively	(391,484)	(332,133)
Additional paid-in capital	7,045,655	6,750,055
Accumulated deficit	(5,889,322)	(5,131,801)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$801,422	$1,322,693
Total liabilities and stockholders’ equity	$3,861,516	$4,040,152

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except loss per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$789,957	$501,938	$2,434,536	$1,385,328
Cost of revenue	543,454	372,692	1,575,517	998,838
Sales and marketing	313,323	321,714	909,943	840,695
Product and technology	89,005	76,299	266,999	234,853
General and administrative	130,761	186,261	427,493	590,476
Loss from operations	(286,586)	(455,028)	(745,416)	(1,279,534)
Other income (expense):
Interest income	14,420	6,969	39,626	10,360
Interest expense	(670)	(668)	(1,991)	(1,982)
(Loss) gain on remeasurement of warrant liabilities	(7,751)	(6,797)	(44,827)	20,199
Other income (expense), net	(1,217)	8,257	(1,153)	40,566
Loss before income tax provision and loss from equity method investment	(281,804)	(447,267)	(753,761)	(1,210,391)
Income tax provision (benefit)	1,291	3,177	3,310	(77,580)
Loss from equity method investment	8	50	450	2,479
Net loss attributable to common stockholders	$(283,103)	$(450,494)	$(757,521)	$(1,135,290)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.61)	$(1.00)	$(1.64)	$(2.63)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except loss per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA	$(153,414)	$(264,211)	$(302,053)	$(671,854)
Adjusted Loss Per Share	$(0.35)	$(0.62)	$(0.71)	$(1.64)

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2023	2022
Operating Activities:
Net loss	$(757,521)	$(1,135,290)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	146,722	120,629
Non-cash interest (income) expense, net	(554)	985
Stock-based compensation expense	284,946	448,636
Loss from equity method investment	450	2,479
Loss (gain) on remeasurement of warrant liabilities	44,827	(20,199)
Loss (gain) on marketable equity securities and other financial assets	75	(32,483)
Deferred income taxes	4,527	(78,051)
Other expenses, net	(1,944)	(5,109)
Change in operating assets and liabilities, net of business combinations:
Receivables reserved for users	(49,402)	(34,691)
Accounts receivable	24,174	13,834
Prepaid expenses and other current assets	(20,757)	(20,669)
Deposits and other non-current assets	(3,983)	(1,989)
Operating leases, net	1,907	698
Accounts payable and accrued expenses	79,047	129,233
Liabilities to users	170,161	136,650
Long-term income tax liability	(1,605)	(11,200)
Other long-term liabilities	5,112	9,476
Net cash flows used in operating activities	$(73,818)	$(477,061)
Investing Activities:
Purchases of property and equipment	(19,885)	(19,903)
Cash paid for internally developed software costs	(60,006)	(46,513)
Acquisition of gaming licenses	(10,971)	(3,919)
Proceeds from marketable equity securities and other financial assets	24,425	—
Cash paid for acquisition, net of cash acquired	—	(96,507)
Other investing activities, net	(481)	(5,090)
Net cash flows used in investing activities	$(66,918)	$(171,932)
Financing Activities:
Proceeds from shares issued for warrants	—	44
Purchase of treasury stock	(59,351)	(22,012)
Proceeds from exercise of stock options	8,842	5,125
Net cash flows used in financing activities	$(50,509)	$(16,843)
Net decrease in cash and cash equivalents and restricted cash	(191,245)	(665,836)
Cash and cash equivalents and restricted cash at the beginning of period	1,778,825	2,629,842
Cash and cash equivalents and restricted cash, end of period	$1,587,580	$1,964,006

Disclosure of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,111,596	$1,382,651
Cash reserved for users	475,984	581,355
Total cash, cash equivalents and restricted cash, end of period	$1,587,580	$1,964,006

Supplemental Disclosure of Noncash Investing and Financing Activities:
Equity consideration issued for acquisitions	$—	$460,128
Investing activities included in changes in accounts payable and accrued expenses	$(408)	$12,835
Decrease of warrant liabilities from cashless exercise of warrants	$1,812	$—
Supplemental Disclosure of Cash Activities:
Increase in cash reserved for users	$6,331	$104,405
Cash paid for interest	$—	$—

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Income (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Income (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Income (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Income (Loss) Per Share as basic and diluted loss per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Income (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(amounts in thousands)	2023	2022	2023	2022
Net loss	$(283,103)	$(450,494)	$(757,521)	$(1,135,290)
Adjusted for:
Depreciation and amortization (1)	50,245	46,089	146,722	120,629
Interest income, net	(13,750)	(6,301)	(37,635)	(8,378)
Income tax provision (benefit)	1,291	3,177	3,310	(77,580)
Stock-based compensation (2)	78,353	126,038	284,946	448,636
Transaction-related costs (3)	681	751	1,106	15,030
Litigation, settlement, and related costs (4)	3,891	1,390	10,590	5,786
Advocacy and other related legal expenses (5)	—	16,558	—	16,558
Loss (gain) on remeasurement of warrant liabilities	7,751	6,797	44,827	(20,199)
Other non-recurring costs and non-operating (income) costs (6)	1,227	(8,216)	1,602	(37,046)
Adjusted EBITDA	$(153,414)	$(264,211)	$(302,053)	$(671,854)

(1)The amounts include the amortization of acquired intangible assets of $29.2 million and $29.8 million for the three months ended September 30, 2023 and 2022, respectively, and $88.0 million and $76.1 million for the nine months ended September 30, 2023 and 2022, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with proposed, pending or completed transactions and offerings, including costs relating to DraftKings’ acquisition of Golden Nugget Online Gaming, Inc. in 2022.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to DraftKings’ core business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(6)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Loss Per Share reconciled to its basic loss per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Basic loss per share attributable to common stockholders	$(0.61)	$(1.00)	$(1.64)	$(2.63)
Adjusted for:
Amortization of acquired intangible assets	0.06	0.06	0.19	0.18
Discrete tax benefit attributed to the GNOG acquisition	—	—	—	(0.18)
Stock-based compensation (1)	0.17	0.28	0.62	1.04
Transaction-related costs (2)	—	—	—	0.03
Litigation, settlement, and related costs (3)	0.01	—	0.02	0.01
Advocacy and other related legal expenses (4)	—	0.04	—	0.04
Loss (gain) on remeasurement of warrant liabilities	0.02	0.02	0.10	(0.05)
Other non-recurring costs and non-operating (income) costs (5)	—	(0.02)	—	(0.09)
Adjusted Loss Per Share*	$(0.35)	$(0.62)	$(0.71)	$(1.64)
_____________
*    Weighted average number of shares used to calculate Adjusted Loss Per Share for the third quarter and year to date period ending September 30, 2023 was 464.8 million and 460.8 million, respectively; totals may not sum due to rounding.
(1)Reflects stock-based compensation expenses per share resulting from the issuance of awards under incentive plans.

(2)Reflects capital markets advisory, consulting, accounting and legal expenses per share related to evaluation, negotiation and integration costs incurred in connection with proposed, pending or completed transactions and offerings, including costs relating to DraftKings’ acquisition of Golden Nugget Online Gaming, Inc. in 2022.
(3)Primarily reflects external legal costs related to litigation and litigation settlement costs, in each case per share, deemed unrelated to DraftKings’ core business.
(4)Reflects non-recurring and non-ordinary course costs per share relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(5)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items, in each case per share.

Information reconciling forward-looking fiscal year 2023 Adjusted EBITDA and fiscal year 2024 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 24 states and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in three states under its Golden Nugget Online Gaming brand. DraftKings’ daily fantasy sports product is available in 44 states, certain Canadian provinces, and the United Kingdom. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates both DraftKings Network and Vegas Sports Information Network (VSiN), to provide a multi-platform content ecosystem with original programming. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors including the potential adverse effects of the global coronavirus pandemic (or the emergence of additional variants or strains thereof), as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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@DraftKingsNews

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